Exhibit 99.01

Stock Code: 688082                        Short Name: ACMSH

ACM Research (Shanghai), Inc.

Records of Investor Relation Activities in May 2022

Categories of investor relation activities	✓Specific object survey ✓Analyst meeting ☐ Media interview ☐ Performance briefing ☐ Press conference ☐ Roadshow ☐ Site visit ☐ Others
Time	May 2022
Place	Conference call
Receptionists of the listed company	Chairman: HUI WANG General Manager: JIAN WANG Person in Charge of Financial Matters: LISA YI LU FENG Board Secretary: MINGZHU LUO
Summary of investor relation activities	I. Company Introduction: Leaders of ACM Shanghai (“the Company”) described the performance of the Company for the first quarter of 2022, and answered questions of concern by investors.
II. Q&A:
1.    Under the significant effect from the delay in facilities of certain customers in Shanghai, how about the recognition period for the equipment delivered by the Company in comparison with other suppliers? What is the approximate pace from delivery to full sales revenue recognition?

A: According to the accounting standards adopted by ACM Shanghai, sales of the equipment is recognized after it has been installed on the customer production line and is ready to use. The pace depends on whether the facilities of customers are ready. If such facilities are ready, it usually takes 1.5 to 3 months for the recognition.

2. Can the affected revenue of RMB172million on equipment be recognized in Q2?
A: Some of the equipment was delivered last year, and with a long period having passed, most of it can be recognized without special circumstances.

3. Does the epidemic affect the guidance for the whole year?

A: Referring to the guidance data for annual sales of USD365million to USD405million disclosed by ACMR, the controlling shareholder in the US stock market, the Company’s annual sales and shipment guidance in the context of epidemic has not been revised for the following two primary reasons: first, the Company’s standard parts have not been affected, and although the parts purchased have not yet been delivered, basically the supply of goods with a long delivery period will, by its nature, not be affected; second, there are no changes in the customers’ orders, in which case, when the parts are ready, we will only need to properly arrange later production to ensure the efficiency of the installation team after shipment. We will maintain “two first-line” operations during the epidemic which is intended to ensure the production at the Chuansha Plant and we expect that there will be no effect on the whole year.

4.    At present, Shanghai is still under lockdown, with certain restrictions on logistics in some regions. How about the Company’s spare parts inventory? Will there be any supply chain gap affecting production in the later stage?

A: Most domestic supplies are in or around Jiangsu, with only a relatively small quantity in Shanghai. Standard parts are mainly imported, some of which are still under customs clearance, but overall the impact from overseas supply chain is insignificant.

5. Will there be any impact on logistics and supporting personnel for Q2 and Q3 in the short term when mature equipment involves verification and other factory affairs?

A: The situation on site is controllable. We have installation teams throughout the country which are reasonably allocated in response to the situation. Some employees, managers and sales personnel in Shanghai have gradually moved to areas outside Shanghai.

6.    Recently, cleaning equipment manufacturers outside Mainland China have a tight production capacity and are conservative in domestic supply. Will there be greater opportunities for the Company to grow cleaning equipment in the two years?

A: On the one hand, the above-mentioned manufacturers are affected by the supply of parts. On the other hand, they do not focus on their market in Mainland China, but preferentially guarantee to supply Samsung, TSMC, Intel and other large manufacturers. During this wave of plant expansion, relatively small chip manufacturers will be affected, and the Company is actively following up. From the perspective of the layout of technology breadth, production capacity and R&D team, etc., the Company has a leading position in China with its cleaning technologies covering 90% of the cleaning process steps, and will seize the opportunity to expand the domestic market share.

7. When will the Company have its explosive growth in the overseas market? Apart from customers in Korean and the US, how about the customer expansion in Taiwan, China?

A: Last year, the Company developed four major customers outside Mainland China, including one in the US which ordered two tools, the first to be delivered at the end of Q2 and the second to be delivered in the beginning of Q3 of 2022, which we believe will have a group effect among world-class manufacturers and accelerate the entry of our cleaning equipment into the global market. At present, we intend to consolidate the US market, obtain batch orders, and expand from SAPS to other equipment. Our long-term goal is to obtain more than 50% of the sales from outside Mainland China, improving sales in the US, South Korea, Europe, Taiwan and Singapore. Meanwhile, the Company has established a R&D institution in Korea for cooperation with Shanghai, and will continue to set up similar local R&D centers in localities of customers in the future, so as to speed up our R&D and promote our equipment to the world.

8.    Less layout has been made for the two products that the Company plans to launch at the end of the year, and domestic manufacturers in China have taken the lead with some of them planning to launch similar equipment at similar time points. What do you think about the market positioning of the two products and their competitiveness among domestic manufacturers in China?

A: We have made preparation and layout for these two products very early. After long-term research, we have had extensive knowledge from IP confirmation to industry understanding. In our product R&D, we not only do so for solving problems of existing customers, but also take into account the technology extension needs of customers for the next generation, so as to have our technology and functions on a par with to the standards of international manufacturers. Once the verification at the customer end is completed, we are expected to become one of the first-tier suppliers.

Currently, both products are also made by domestic manufacturers in China. However, in terms of competition, we believe that we have no direct competition with domestic manufacturers on this regard. Anyone who can make them can sell the same. We mainly compete with overseas mainstream equipment manufacturers. It is the main direction in the future that our domestic manufacturers perfect their products and occupy the share of international equipment manufacturers in China’s equipment market.

9. How about the extent of impact by the epidemic on the Company since April in terms of production and customer end? What are the details?

A: It has little impact on the customer end. Before Shanghai being subject to lockdown, our relevant personnel have entered the customer end. Although no new personnel can be added, basically we have procured our personnel on site of all our customers in Shanghai. For customers outside Shanghai, we have maintained normal dispatches of our personnel to the factories. At present, all our customers can keep normal operation, including some installation. Upon being named into the white list for resumption of work, we also plan to dispatch some customer service personnel to customers outside Shanghai.

For the production end, we arranged for nearly 100 employees to enter the Chuansha Plant for closed production before lockdown measures were taken against Shanghai. After belong allowed to resume work, we also implemented relevant measures timely to ensure that the production staff can make “two first-line” production arrangements. About a dozen new employees will be added to the closed-loop production every day. At present, around 80% of the employees have conducted normal production, and it is expected that full resumption of production will be achieved in June.

10. How about the current R&D progress of incoming customers for the Company’s furnace tube ALD equipment?

A: Based on the high cost performance brought by its high working efficiency, the furnace tube ALD equipment will have a large market space in the future under the same performance. Only by developing differentiated technologies can we compete with international equipment manufacturers. After entering and being verified in the domestic market in China, our equipment is expected to seize the international market share.

11. The proportion of sales on cleaning equipment of the Company dropped to less than 60% in the first quarter. Will such proportion be maintained throughout the year?

A: In the first quarter, most of the products that were not accepted due to the epidemic were cleaning equipment. If this part of revenue were to be included, the revenue from cleaning equipment would still account for a relatively high proportion, with the annual cleaning equipment retaining at a level close to 70%.

Enclosure.: List of Participants

Essence Fund
Aeon Insurance Asset Management
Baoying Fund
Baoyin Capital
Bin Jiang (Hong Kong)
Bosera Funds
IVY Capital
Chuangjin Hexin
Purekind Fund
Dacheng Fund
Springs Capital
Daoren Asset
Oriental Alpha
Orient Fund
Orient Securities
Soochow Fund
Prudence Investment Management
Founder Fubon
Fujian Zeyuan Asset
Fullgoal Fund
FORTUNE & ROYAL ASSET
Gaohe Investment
ICBC Credit Suisse Asset
Everbright Pramerica Fund
GF FUND MANAGEMENT
Gfund Management Co., Ltd.
CPIC
China Life Insurance Security Fund
China Life Asset Management Co., Ltd.
Guotai Asset Management
UBS SDIC
HFT Fund
HZBANK Wealth Management
Hangzhou Qianjiang New City Financial Investment Co., Ltd.
Union Asset
FocusBridge
HONY HORIZON Fund
SunCapital
HuaAn Financial Insurance
HuaAn Funds
Hwabao WP Fund
HWABAO Investment

HWABAO TRUST
China Merchants Fund Management Co., Ltd.
Huatai-Pinebridge Fund
Huatai Asset Management Co., Ltd.
China Asset
China Future
Sino-IC Capital
CUAM
Jihua Investment
Harvest Fund
CCB Principal
BoComm Life
Golden Eagle
Asset Management Branch of GOLDSTATE Securities Co., Ltd.
Greenwoods Asset Management Co., Ltd.
Invesco Great Wall
Rationalstone
Minsheng Royal Fund
Minghe Investment
Morgan Huaxin
Southern Asset Management
Nanhua Fund Co., Ltd.
Lion Fund
Lord Abbert China
Panjing Asset
Panhou Capital
Penghua Fund
PENGYANG AMC
AXA SPDB Investment Managers
Ren Bridge
RUIDA AMC
SHANGHAI GUOHUA CAPITAL
Shanghai Minhang Lingang United Development Co., Ltd.
Shanghai Shangjin Investment
China International Fund
BOSC Asset
Shenzhen Yuanwangjiao Investment Management Enterprise (Limited Partnership)
Tenbagger Capital
MegaTrust Investment
CPIC Asset Management
Taiping Pension
Taikang Asset Management Co., Ltd.
Tianhong Fund
China Nature Asset Management Co., Ltd.

Tongjiao Investment
Wanda Investment
Wanjia Asset
Western Securities
New China Fund
Xinyuan Asset Management
Xincheng Fund
Xincheng Life
First State Cinda Fund
XINGHE FUND
Xingquan Fund
Industrial Fund
CIB Wealth
E Fund
Galaxy Asset
Yinhua Fund
Yingda Asset
Maxwealth Fund
Longrising
Yuance Capital
CHANGAN FUNDS
Greatwall Life
Changjian Investment
Changsheng Fund Management Co., Ltd.
Changxin Asset Management
China Merchants Fund
Zheshang Securities
Bank of China Beijing Branch
Zhonghai Fund
Lombarda China Fund
Zhongrong Fund
China Capital Management
CITIC CAPITAL
Citic Asset Management
BOC International
BOC Investment
China Post & Capital Fund Management Co., Ltd.
China Re Asset

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The following information is provided in connection with the furnishing of the above Record of May 2022 Investor Relation Activity of ACM Research (Shanghai), Inc. (the “Record”) pursuant to the Current Report on Form 8-K reporting requirements of ACM Research, Inc.:

Trademarks

SAPS is a trademark of ACM Research, Inc. For convenience, this trademark appears in the Record without ™ symbols, but that practice does not mean that ACM Research, Inc. will not assert, to the fullest extent under applicable law, its rights to the trademarks.

Forward-Looking Statements

Information presented in the Record includes forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in the Record that do not relate to matters of historical fact should be considered forward-looking statements. Forward-looking statements are based on ACMSH management’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to, the following, any of which could be exacerbated even further by the continuing COVID-19 outbreak in China and globally: anticipated customer orders or identified market opportunities may not grow or develop as anticipated; customer orders already received may be postponed or canceled; ACMSH may be unable to obtain the qualification and acceptance of its delivered tools when anticipated or at all, which would delay or preclude ACMSH’s recognition of revenue from the sale of those tools; suppliers may not be able to meet ACMSH’s demands on a timely basis; ACMSH’s technologies and tools may not gain market acceptance; ACMSH may be unable to compete effectively by, among other things, enhancing its existing tools, adding additional production capacity and engaging additional major customers; ACMSH may incur significant expenses long before it can recognize revenue from new products, if at all, due to the costs and length of research, development, manufacturing and customer evaluation process cycles; volatile global economic, market, industry and other conditions could result in sharply lower demand for products containing semiconductors and for ACMSH’s products and in disruption of capital and credit markets; ACMS’s failure to successfully manage its operations, including its inability to hire, train, integrate and manage additional qualified engineers for research and development activities; and trade regulations, currency fluctuations, political instability and war may materially adversely affect ACMSH due to its substantial non-U.S. customer and supplier base and its substantial non-U.S. manufacturing operations. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by ACMSH. ACMSH undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.